Exhibit 99.1

For Immediate Release

LINCOLN FINANCIAL ANNOUNCES CHIEF FINANCIAL OFFICER TRANSITION

Adam Cohen Appointed Interim Chief Financial Officer

RADNOR, Pa., August 10, 2026 – Lincoln Financial (NYSE: LNC) today announced that Chris Neczypor, Executive Vice President and Chief Financial Officer, has decided to leave the company to pursue another opportunity outside of the industry. Adam Cohen, Senior Vice President, Chief Accounting Officer and Treasurer, has been appointed Interim Chief Financial Officer, effective immediately. Neczypor will remain with Lincoln through the end of August to ensure a smooth transition. Lincoln will conduct a comprehensive search process to identify its permanent Chief Financial Officer that will include consideration of both internal and external candidates.

“Chris has been an excellent leader during a critical period for Lincoln,” said Ellen Cooper, Chairman, President and Chief Executive Officer. “His judgment, strategic perspective and deep financial expertise have been important to Lincoln over the past three years. The progress we have made reflects the collective efforts of an exceptional team, and Chris has played a key role in helping advance our transformation. I am grateful for his many contributions and wish him every success.”

“Lincoln enters this next chapter from a position of strength,” Cooper continued. “This phase of our strategy represents an inflection point, with a clear path forward, strong momentum and meaningful opportunity ahead. We are positioned to continue delivering more durable earnings and free cash flow, strategically investing to drive long-term growth, and allocating capital with discipline to create long-term shareholder value.”

“Adam is a strong, well-respected leader who brings deep command of our businesses and products,” Cooper added. “As Chief Accounting Officer, he has excelled at strengthening our financial controls and driving expense discipline across the enterprise. As Treasurer, he developed and oversees our funding agreement program and brings deep experience in capital markets. That skill set makes him exceptionally well prepared to head our finance organization while we complete our search.”

Cohen has served as the company’s Chief Accounting Officer since 2022, assuming responsibility for Treasury in 2024. Additionally, he oversees enterprise expense management and fixed income investor relations. Previously, he also led the company’s Investor Relations. Before joining Lincoln, Cohen served as Chief Financial Officer of Archwell and spent 13 years with EY in insurance audit and advisory roles. He holds an MBA from the Wharton School of the University of Pennsylvania, a Master of Science in Accounting from the University of Virginia and a Bachelor of Science in Business Administration from Bucknell University.

About Lincoln Financial

Lincoln Financial helps people confidently plan for their vision of a successful financial future. As of December 31, 2025, approximately 17 million customers trust our guidance and solutions across four core businesses – annuities, life insurance, group protection, and retirement plan services. As of June 30, 2026, the company had $366 billion in end-of-period account balances, net of reinsurance. Headquartered in Radnor, PA., Lincoln Financial is the marketing name for Lincoln National Corporation (NYSE: LNC) and its affiliates. Learn more at LincolnFinancial.com.

Forward-Looking Statements – Cautionary Language

Certain statements made in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”). A forward-looking statement is a statement that is not a historical fact and, without limitation, includes any statement that may predict, forecast, indicate or imply future results, performance or achievements. Forward-looking statements may contain words like: “anticipate,” “believe,” “estimate,” “expect,” “project,” “shall,” “will” and other words or phrases with similar meaning in connection with a discussion of future operating or financial performance. In particular, these include statements relating to future actions, performance or financial results, including our belief that the company is positioned to continue delivering more durable earnings and free cash flow, strategically investing to drive long-term growth, and allocating capital with discipline to create long-term shareholder value. Our most recent Annual Report on Form 10-K, as well as other reports that we file with the SEC, include risk factors that could affect our future actions, businesses and financial performance and results. Moreover, we operate in a rapidly changing and competitive environment. New risk factors emerge from time to time, and it is not possible for management to predict all such risk factors or to assess the effect of all risk factors on our businesses or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. In addition, we disclaim any obligation to correct or update any forward-looking statements to reflect events or circumstances that occur after the date of this press release.

Contacts:
	John Muething	Amy Ponticello
	Investor Relations	Media Relations
	Investorrelations@LFG.com	Media@LFG.com

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